   As filed with the Securities and Exchange Commission on September 11, 2002

                                                 REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                VICOR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                25 FRONTAGE ROAD
                          ANDOVER, MA 01810

        DELAWARE                  (978) 470-2900                04-2742817
(STATE OF INCORPORATION)    (ADDRESS OF REGISTRANT'S        (I.R.S. EMPLOYER
                           PRINCIPAL EXECUTIVE OFFICES)      IDENTIFICATION NO.)

                                VICOR CORPORATION
            AMENDED AND RESTATED 2000 STOCK OPTION AND INCENTIVE PLAN
                            (FULL TITLE OF THE PLANS)
                              PATRIZIO VINCIARELLI
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                VICOR CORPORATION
                                25 FRONTAGE ROAD
                                ANDOVER, MA 01810
                                 (978) 470-2900
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                 WITH COPY TO:
                                PAUL W. LEE, P.C.
                               GOODWIN PROCTER LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000
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                                           CALCULATION OF REGISTRATION FEE
======================================================================================================================

  Title of Securities         Amounts to be         Proposed Maximum       Proposed Maximum           Amount of
    Being Registered           Registered          Offering Price Per     Aggregate Offering      Registration Fee
                                                         Share                   Price
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, par value   2,000,000 shares (1)          $7.31 (2)           $14,620,000 (2)             $1,346
    $0.01 per share
======================================================================================================================
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(1)  Plus such additional number of shares as may be required pursuant to the
     Amended and Restated 2000 Stock Option and Incentive Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.
(2)  This estimate is made pursuant to Rule 457(c) and (h) under the Securities
     Act of 1933, as amended (the "Securities Act"), solely for the purpose of determining the registration fee. This registration fee is based upon the market value of outstanding shares of Vicor Corporation's common stock on
     September 5, 2002, utilizing the average of the high and low sale prices as reported on the Nasdaq Stock Market.
================================================================================

             STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF
                              ADDITIONAL SECURITIES

      This Registration Statement on Form S-8 relates to 2,000,000 additional shares of common stock, $0.01 par value (the "Common Stock"), of Vicor Corporation (the "Company"), which may be issued under the Company's Amended and Restated 2000 Stock Option and Incentive Plan (the "Plan"). The Company hereby 0incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-44790, filed with the Securities and Exchange Commission (the "Commission") on August 30, 2000, relating to 2,000,000 shares of Common Stock issuable pursuant thereto. The total number of shares of Common Stock issuable pursuant to the Plan is now 4,000,000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company hereby incorporates by reference the documents listed in (a) through (d) below, which have been previously filed with the Commission.

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

      (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002;

      (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002; and

      (d) The description of the Company's Common Stock contained in its registration statement on Form 10, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      In addition, all documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 8.    EXHIBITS

      The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this registration statement.

5.1 Opinion of Goodwin Procter LLP, as to the legality of the securities being registered.

23.1  Consent of Independent Auditors.

23.2  Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

24.1 Powers of Attorney (included on signature page of this registration statement).

99.1 Vicor Corporation Amended and Restated 2000 Stock Option and Incentive Plan (incorporated by reference to Exhibit A of the Company's Proxy Statement for use in connection with its 2002 Annual Meeting of Stockholders, which was filed with the Commission on April 29, 2002).


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, the Commonwealth of Massachusetts, on this 6th day of September, 2002.

                                 VICOR CORPORATION

                                 By: /s/ Patrizio Vinciarelli
                                     ---------------------------
                                     Patrizio Vinciarelli
                                     Chairman of the Board, President and
                                     Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Patrizio Vinciarelli and Mark A.
Glazer acting together or singularly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, (i) to sign any and all amendments
(including post-effective amendments) to this Registration Statement and (ii) to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission under the Securities Act. The undersigned hereby ratifies and confirms all that such attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

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

SIGNATURE                          TITLE(S)                                          DATE
---------                          --------                                          ----

/s/ Patrizio Vinciarelli
--------------------------------
Patrizio Vinciarelli               Chairman of the Board, President and Chief        September 6, 2002
                                   Executive Officer
                                   (Principal Executive Officer)

/s/ Mark A. Glazer
--------------------------------
Mark A. Glazer                     Chief Financial Officer, Treasurer and            September 6, 2002
                                   Secretary (Principal Financial and
                                   Accounting Officer)

/s/ M. Michael Ansour
--------------------------------
M. Michael Ansour                  Director                                          September 6, 2002

/s/ Estia J. Eichten
--------------------------------
Estia J. Eichten                   Director                                          September 6, 2002

/s/ Barry Kelleher
--------------------------------
Barry Kelleher                     Director and Senior Vice President,               September 6, 2002
                                   Global Operations


SIGNATURE                          TITLE(S)                                          DATE
---------                          --------                                          ----

/s/ Jay M. Prager
--------------------------------
Jay M. Prager                      Director and Senior Vice President, Technology    September 6, 2002

/s/ David T. Riddiford
--------------------------------
David T. Riddiford                 Director                                          September 6, 2002



--------------------------------
Samuel Anderson                    Director                                          September 6, 2002

                                  EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION

5.1 Opinion of Goodwin Procter LLP, as to the legality of the securities being registered.

23.1        Consent of Independent Auditors.

23.2        Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

24.1 Powers of Attorney (included on signature page of this registration statement).

99.1 Vicor Corporation Amended and Restated 2000 Stock Option and Incentive Plan (incorporated by reference to Exhibit A to the Company's Proxy Statement for use in connection with its 2002 Annual Meeting of Stockholders, which was filed with the Commission on April 29, 2002).